UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2005

ACTIVANT SOLUTIONS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	333-49389 (Commission file number)	94-2160013 (I.R.S. employer identification no.)

804 Las Cimas Parkway Austin, Texas (Address of principal executive offices)	78746 (Zip Code)

Registrant’s telephone number, including area code: (512) 328-2300

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

     On February 21, 2005, Activant Solutions Inc. issued a press release announcing that it mailed to securityholders of Speedware Corporation Inc. a takeover bid circular in connection with its previously announced offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock of Speedware Corporation Inc., including all shares of common stock issuable upon conversion of outstanding stock options and warrants prior to the expiration time, for CDN$3.91 per share in cash. The Offer is scheduled to expire at 9:00 a.m. (Toronto time) on March 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

     The information contained in this Item 7.01 is furnished in accordance with Regulation FD and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing. The furnishing of the information contained in this Item 7.01 is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

     99.1 Press Release dated February 21, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVANT SOLUTIONS INC.
By:	/s/ Greg Petersen
	Name:	Greg Petersen
	Title:	Senior Vice President and Chief Financial Officer

Date: February 22, 2005

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